                                                               Exhibit (a)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

FOR THIS TYPE OF ACCOUNT:          GIVE THE SOCIAL SECURITY       FOR THIS TYPE OF ACCOUNT:        GIVE THE EMPLOYER IDENTIFICATION
                                          NUMBER OF -                                                         NUMBER OF -
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
1.  An individual's account     The individual                   9.  A valid trust, estate or     The legal entity (Do not furnish
                                                                     pension trust                the identifying number of the
2.  Two or more individuals     The actual owner of the                                           personal representative or
    (joint account)             account or, if combined funds,                                    trustee unless the legal entity
                                the first individual on the                                       itself is not designated in the
                                account/1/                                                        account title.)/5/

3.  Husband and wife (joint     The actual owner of the
    account)                    account, or, if joint funds,    10.  Corporate account            The corporation
                                either person/1/
                                                                11.  Religious, charitable,       The organization
4.  Custodian account of a      The minor/2/                         or educational organization
    minor (Uniform Gift to                                           account
    Minors Act)
                                                                12.  Partnership account held in  The partnership
5.  Adult and minor (joint      The adult or, if the minor is        the name of the partnership
    account)                    the only contributor, the
                                minor/1/                        13.  Association, club, or other  The organization
                                                                     tax-exempt organization
6.  Account in the name of      The ward, minor, or
    guardian or committee for a incompetent person/3/           14.  A broker or registered       The broker or nominee
    designated ward, minor or                                        nominee
    incompetent person
                                                                15.  Account with the             The public entity
7.  a. The usual revocable      The grantor-trustee/1/               Department of Agriculture in
       savings trust account                                         the name of a public entity
       (grantor is also trustee)                                     (such as a State or local
    b. So-called trust          The actual owner/1/                  government, school district,
       account that is not a                                         or prison) that receives
       legal or valid trust                                          agricultural program payments
       under State law

8.  Sole proprietorship         The owner/4/
    account

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

1   List first and circle the name of the person whose number you furnish.
2   Circle the minor's name and furnish the minor's social security number.
3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
4 Show your individual name. You may also enter your business name. You may use either your Social Security Number or your Employer Identification Number.
5   List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
  .A corporation.
  .A financial institution.
  .An organization exempt from tax under Section 501(a) of the Internal Revenue
   Code of 1986, as amended (the "Code"), or an individual retirement plan.
  .The United States or any agency or instrumentalities.
  .A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality.
  .A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  .An international organization or any agency or instrumentality thereof.
  .A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  .A real estate investment trust.
  .A common trust fund operated by a bank under Section 584(a) of the Code.
  .An exempt charitable remainder trust, or non-exempt trust described in
   Section 4947(a)(1) of the Code.
  .An entity registered at all times under the Investment Company Act of 1940. .A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  .Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
  .Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  .Payments of patronage dividends where the amount received is not paid in money.
  .Payments made by certain foreign organizations.
  .Payments made to a certain nominee.

Payments of interest not generally subject to backup withholding include the following:
  .Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer. .Payments of tax-exempt interest (including exempt-interest dividends under
   Section 852 of the Code).
  .Payments described in Section 6049(b)(5) of the Code to nonresident aliens. .Payments on tax-free covenant bonds under Section 1451 of the Code.
  .Payments made by certain foreign organizations.
  .Payments made to a nominee.

Exempt payees described above should file a Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

  Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, 6050A and 6050N of the Code and the regulations promulgated therein.

PRIVACY ACT NOTICE - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.